Exhibit 23
CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 3, 2009 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Ladish Co., Inc. incorporated by reference on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ladish Co., Inc. on Form S-8 (File No. 333-53889, effective May 29, 1998).

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Milwaukee, Wisconsin
March 3, 2009

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